EXHIBIT 3.2

AMENDED AND RESTATED
BY-LAWS
of
TD BANKNORTH INC.

Effective Date: April 20, 2007

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.  Place of Meeting. Meetings of the stockholders of TD Banknorth Inc. (the “Corporation”) shall be held at such place either within or without the State of Delaware as the Board of Directors may determine.

Section 2.  Annual and Special Meetings. Annual meetings of stockholders shall be held, at a date, time and place fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting. Special meetings of the stockholders may be called by the Chairman of the Board or the President for any purpose and shall be called by the President or Secretary if directed by the Board of Directors or requested in writing by the holders of not less than 25% of the capital stock of the Corporation. Each such stockholder request shall state the purpose of the proposed meeting.

Section 3.  Notice. Except as otherwise provided by law, at least 10 and not more than 60 days before each meeting of stockholders, written notice of the time, date and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder.

Section 4.  Quorum. At any meeting of stockholders, the holders of record, present in person or represented by proxy, of a majority of the Corporation’s issued and outstanding capital stock shall constitute a quorum for the transaction of business, except as otherwise provided by law. In the absence of a quorum, the Chairman of the Board or any officer entitled to preside at or to act as secretary of the meeting shall have the power to adjourn the meeting from time to time until a quorum is present.

Section 5.  Voting. Except as otherwise provided by law, all matters submitted to a meeting of stockholders shall be decided by vote of the holders of record, present in person or by proxy, of a majority of the Corporation’s issued and outstanding capital stock.

ARTICLE II

DIRECTORS

Section 1.  Number, Election and Removal of Directors. The number of Directors that shall constitute the Board of Directors shall be determined from time to time by the Board of Directors or by the stockholders. Directors shall be elected by stockholders at their annual meeting. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority vote of the directors then in office, although less than a quorum, or by the sole remaining director or by the stockholders. A director may be removed with or without cause by the stockholders.

Section 2.  Chairman of the Board. The Board of Directors, in its discretion, may elect a Chairman of the Board of Directors. The Chairman of the Board of Directors, if one is elected, shall be a director and may, but need not, be an employee of the Corporation or hold an office in the Corporation. The Chairman shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present. In the absence of the Chairman of the Board of Directors, the President of the Corporation shall preside, and in the absence of both the Chairman of the Board of Directors and the President, any other director designated by the Board of Directors shall preside. The Chairman shall have such power and perform such other duties as may from time to time be designated by the Board of Directors.

Section 3.  Meetings. Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be held at any time upon the call of the Chairman of the Board of Directors or the President and shall be called by the President and Secretary if directed by the Board of Directors.

Section 4.  Notice. Notice need not be given of regular meetings of the Board of Directors. At least one business day before each special meeting of the Board of Directors, written (including by facsimile transmission or by electronic mail) or oral (either in person or by telephone), notice of the time, date and place of the meeting and the purpose or purposes for which the meeting is called, shall be given to each director; provided that notice of any meeting need not be given to any director who shall be present at such meeting (in person or by telephone) or who shall waive notice thereof in writing either before or after such meeting.

Section 5.  Quorum. A majority of the total number of directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present. Except as otherwise provided by law, the certificate of incorporation of the

Corporation, these by-laws or any contract or agreement to which the Corporation is a party, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

Section 6.  Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate one or more committees, including, without limitation, an Executive Committee and an Audit Committee, to have and exercise such power and authority as the Board of Directors shall specify. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another director to act in place of the absent or disqualified member.

Section 7.  Actions of Board Without Meeting. Unless otherwise provided by the certificate of incorporation of the Corporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or a copy of the electronic transmission are filed with the minutes of proceedings of the Board of Directors or committee.

Section 8.  Presence at Meetings. The members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such a meeting.

Section 9.  Compensation and Reimbursement of Directors. The Board of Directors may establish policies for the compensation of directors and for the reimbursement of the expenses of directors, in each case, in connection with services provided by directors to the Corporation, including for serving on a committee designated by the Board of Directors.

ARTICLE III

OFFICERS

Section 1.  Officers; Duties of Officers.

(a)           The officers of the Corporation shall consist of a President, Treasurer, Secretary and Chief Auditor and such other officers with such other titles as the Board of Directors shall determine. The Board of Directors may appoint or delegate the appointment of such other officers as it may deem appropriate. All officers shall be elected or appointed by or by the authority of the Board of Directors and shall hold their offices at the pleasure of the Board of Directors. Any two or more offices may be held by the same person.

(b)           All officers of the Corporation elected or appointed by or by the authority of the Board of Directors shall hold office for such term as may be determined by or by the authority of the Board of Directors or until their respective successors are chosen and qualified. Any officer may be removed from office at any time either with or without cause by or by the authority of the Board of Directors or, in the case of appointed officers, by any elected officer upon whom such power of removal shall have been conferred by the Board of Directors.

(c)           Each of the officers of the Corporation appointed by or by the authority of the Board of Directors or appointed by an officer in accordance with these by-laws have the powers and duties prescribed by law, by these by-laws or by the Board of Directors and, in the case of appointed officers, the powers and duties prescribed by the appointing officer, and, unless otherwise prescribed by these by-laws or by the Board of Directors or such appointing officer, shall have such further powers and duties as ordinarily pertain to that office.

(d)           Unless otherwise provided in these by-laws, in the absence or disability of any officer of the Corporation, the Board of Directors may, during such period, delegate such officer’s powers and duties to any other officer or to any director and the person to whom such powers and duties are delegated shall, for the time being, hold such office.

Section 2.  Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and shall deposit all such funds in the name of the Corporation in such banks or other depositories as shall be selected or authorized to be selected by the Board of Directors; shall render or cause to be rendered a statement of the condition of the finances of the Corporation at all regular meetings of the Board of Directors, and a full financial report at the annual meeting of stockholders, if called upon by the Board of Directors so to do; shall receive and give receipt for moneys due and payable to the Corporation from any source whatsoever; and, in general, shall perform or cause to be performed all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board or as may be prescribed in these by-laws.

Section 3.  Secretary. The Secretary shall have charge and custody of the corporate seal, records and minute books of the Corporation, and he or she shall keep correct written minutes of all meetings of stockholders and the Board of Directors. He or she shall give or cause to be given notice of all meetings of the stockholders and of the Board of Directors in accordance with these by-laws and as required by law, and shall perform such other duties as may be imposed upon him or her by law, these by-laws, the Board of Directors or the President. The duties of the Secretary may be performed by any Assistant Secretary appointed by the Board of Directors or any committee thereof.

Section 4.  Chief Auditor. The Chief Auditor shall be the chief internal auditing officer of the Corporation. The Chief Auditor shall continuously examine the affairs of the Corporation and its subsidiaries and, in general, shall perform or cause to be performed all the duties incident to the office of chief internal auditing officer and such other duties as from time to time may be assigned to him by the Board of Directors or the Audit Committee of the Board of Directors. The Chief Auditor shall report to the Audit Committee of the Board of Directors.

Section 5.  Additional Officers. Subject to the prior authority of the Board of Directors, additional officers may be appointed by the President and the salaries of such officers may be fixed by the President.

Section 6.  Compensation of Directors. No officer of the Corporation shall be prevented from receiving a salary as such officer or from voting thereon by reason of the fact that such officer is also a director of the Corporation. The salaries of the officers of the Corporation, including such officers as may be directors of the Corporation, shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any officer who has been given power to appoint subordinate officers the authority to fix the salaries or other compensation of any such officers appointed by him.

ARTICLE IV

INDEMNIFICATION

Section 1.  Indemnification. Without limitation, the Corporation shall indemnify any person (a “Covered Person”) who was or is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee or partner of another corporation, partnership, joint venture, trust, employee benefit plan or other entity, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding to the full extent permitted by the General Corporation Law of Delaware (“DGCL”), provided that the Corporation shall not be liable for any amount which may be due to any person in connection with a settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by a Covered Person without its prior written consent, other than an action, suit or proceeding seeking indemnification from the Corporation hereunder.

Section 2.  Expenses. Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding by a Covered Person shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt by the Corporation of a written undertaking by or on behalf of the Covered Person to repay such amount under the circumstances specified in the DGCL and which otherwise meets the requirements of the DGCL. Such undertaking shall be an unlimited general obligation of the person seeking the advance, but need not be secured.

Section 3.  Indemnity Not an Exclusive Remedy. The indemnification and entitlement to advances of expenses provided by this Article IV shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in that person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, trustee or partner and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 4.  Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other entity, against any liability asserted against that person and incurred by that person in any such capacity, or arising out of that person’s status as such, whether or not the Corporation would have the power to indemnify that person against such liability under this Article IV.

Section 5.  Directors and Officers of Merged Corporations. The right to indemnification herein provided for shall apply to persons who are directors or officers of corporations or other entities that are merged or otherwise combined with the Corporation only after the effective date of such merger or other combination and only as to their status with and activities on behalf of the Corporation after such date.

Section 6.  Severability. In the event that any of the provisions of this Article IV (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article IV shall remain enforceable to the fullest extent permitted by law.

Section 7.  Amendments or Repeal of Indemnification Provisions. The duties of the Corporation to indemnify and to advance expenses to any person provided in this Article IV shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article IV shall alter, to the detriment of such person, the right of such person to the advancement of expenses or indemnification related to a claim based on an act or omission, or alleged act or omission, which took place prior to such amendment or repeal.

ARTICLE IV

GENERAL PROVISIONS

Section 1.  Fiscal Year. The fiscal year of the Corporation shall be fixed from time to time by the Board of Directors.

Section 2.  Corporate Books. The books of the Corporation may be kept at such place within or outside the State of Delaware as the Board of Directors may from time to time determine.